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                                                                       EXHIBIT 5


                           DEKALB GENETICS CORPORATION

                               SEVERANCE PAY PLAN

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                                TABLE OF CONTENTS

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                                                                              PAGE
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                                    ARTICLE I

         Purpose................................................................1
         Section 1.1.  Purpose..................................................1

                                   ARTICLE II

         Definitions............................................................1
         Section 2.1.  Definitions..............................................1
                  (a)      "Code"...............................................1
                  (b)      "Committee"..........................................1
                  (c)      "Company"............................................1
                  (d)      "Effective Date".....................................1
                  (e)      "Eligible Employee"..................................1
                  (f)      "Employer"...........................................1
                  (g)      "ERISA"..............................................2
                  (h)      "Plan"...............................................2
                  (i)      "Predecessor Company"................................2
                  (j)      "Purchase Date"......................................2
                  (k)      "Severance Pay"......................................2
                  (l)      "Termination"........................................2
                  (m)      "Weekly Compensation"................................3
                  (n)      "Years of Service"...................................3
         Section 2.2.  Gender and Number........................................3

                                   ARTICLE III

         Method of Funding......................................................3
         Section 3.1.  Method of Funding........................................3

                                   ARTICLE IV

         Payment of Severance Pay...............................................4
         Section 4.1.  Qualification for Severance Pay..........................4
         Section 4.2.  Severance Pay for Eligible Employees with Less
                  Than Five Years of Service....................................4
         Section 4.3.  Severance Pay for Eligible Employees with Five or More Years of Service......................................4
         Section 4.4.  Payment of Severance Pay.................................4
         Section 4.5.  Retirement Benefits......................................5

                                    ARTICLE V

         Administration of this Plan............................................5
         Section 5.1.  In General...............................................5
         Section 5.2.  Regulations..............................................5
         Section 5.3.  Claims Procedure.........................................5
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
                                   ARTICLE VI
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         Amendment or Termination of this Plan..................................6
         Section 6.1.  Right to Amend or Terminate..............................6

                                   ARTICLE VII

         Miscellaneous..........................................................7
         Section 7.1.  Limitation on Rights.....................................7
         Section 7.2.  Headings.................................................7
         Section 7.3.  Severability.............................................7
         Section 7.4.  Governing Law............................................7
         Section 7.5.  Successors and Assigns...................................7
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                           DEKALB GENETICS CORPORATION
                               SEVERANCE PAY PLAN


                                    ARTICLE I

                                     PURPOSE

                  SECTION 1.1. PURPOSE. The purpose of this Plan is to provide severance pay, outplacement support and adequate notice to an employee of the Company or any other Employer with respect to certain terminations of employment. The Effective Date of this Plan is February 24, 1998.


                                   ARTICLE II

                                   DEFINITIONS

                  SECTION 2.1. DEFINITIONS. When used in this Plan, the words and phrases below have the following meanings unless the context clearly otherwise requires:

                  (a)      "Code" shall mean the Internal Revenue Code of
                           1986, as amended.

                  (b) "Committee" shall mean the committee appointed by the Board of Directors of the Company to administer this Plan pursuant to Article V.

                  (c)      "Company" shall mean DEKALB Genetics Corporation, a
                           Delaware corporation, and any other corporation or other entity surviving or resulting from any merger or consolidation of the Company.

                  (d)      "Effective Date" shall mean February 24, 1998.

                  (e) "Eligible Employee" shall mean each individual who, immediately prior to the Purchase Date, is a regular full-time or regular part-time employee of an Employer, including but not limited to each such person who is on vacation, temporary layoff, approved leave of absence, sick leave or short-term disability with respect to such employment, and excluding any person who is at such time employed on a temporary or seasonal basis or receiving benefits under an Employer's long-term disability plan.

                  (f) "Employer" shall mean the Company, any corporation organized under the laws of one of the States of the United States of America that is, directly or

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                           indirectly, a wholly-owned subsidiary of the Company,
                           and any other corporation or other entity surviving
                           or resulting from any merger or consolidation of any
                           such wholly-owned subsidiary but only while such
                           other corporation or entity remains, directly or
                           indirectly, wholly-owned by the Company.

                  (g)      "ERISA" shall mean the Employee Retirement Income
                           Security Act of 1974, as amended.

                  (h)      "Plan" shall mean the "DEKALB Genetics Corporation
                           Severance Pay Plan" as set forth herein."

                  (i) "Predecessor Company" shall mean in respect of an Eligible Employee any entity which has been merged with or acquired by an Employer or which has had substantially all or a part of its assets acquired by an Employer, but only if the Eligible Employee became an employee of an Employer on the date of such merger or acquisition.

                  (j) "Purchase Date" shall mean the date of the consummation of the "Offer" (as that term is defined in the Agreement and Plan of Merger dated as of May 8, 1998 among Monsanto Company, a
                           Delaware corporation ("Parent"), Corn Acquisition
                           Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company).

                  (k) "Severance Pay" shall mean any sum payable as set forth in Article IV.

                  (l) "Termination" shall mean an Eligible Employee's cessation of employment with all Employers by reason of any involuntary dismissal without cause by his Employer on or after the Purchase Date or continued employment with an entity at a time when such entity becomes no longer an Employer. For purposes of the foregoing, "cause" shall be defined as such term is defined in the Merger
                           Agreement.

                           Termination shall not mean cessation of employment with the Employers by reason of:

                                    "Resignation", meaning the employee's
                                    voluntary cessation of employment with the Employers, including but not limited to cessation due to retirement.


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                                    "Disability", meaning cessation of
                                    employment due to an illness or injury or
                                    disability of the Eligible Employee.


                  (m)      "Weekly Compensation" shall mean the Eligible
                           Employee's rate of "total regular cash compensation"
                           (calculated on a weekly basis) as in effect on the date that the individual's employment as an active employee ceases. "Total regular cash compensation" shall mean base pay (including any regularly scheduled shift differential but excluding overtime) and salary in effect immediately prior to such date and one fifty-second of any total incentive or performance bonus target amount for the period including such date.

                  (n) "Years of Service" shall mean the Eligible Employee's total period of employment ending on the Eligible
                           Employee's Termination for which the Eligible
                           Employee is (1) directly paid or entitled to payment by the Employer, a Predecessor Company or any entity that is an affiliate of the Employer or the Predecessor Company for the performance of duties, or
                           (2) directly paid or entitled to payment by the Employer, a Predecessor Company or any entity that is an affiliate of the Employer or the Predecessor
                           Company for a period of time during which the Eligible Employee does not perform duties, including but not limited to vacation, temporary layoff, approved leave of absence, sick leave, and short-term disability.

                  SECTION 2.2. GENDER AND NUMBER. The masculine gender whenever used herein shall refer to and include the feminine gender, and the singular number shall include the plural and the plural number the singular.


                                   ARTICLE III

                                METHOD OF FUNDING

                  SECTION 3.1. METHOD OF FUNDING. An Employer shall pay
Severance Pay from current operating funds. No property of the Employers is or shall be, by reason of this Plan, held in trust for any employee of the Employers, nor shall any person have any interest in or any lien or prior claim upon any property of the Employers, by reason of this Plan, or an Employer's obligation to make payments hereunder.


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                                   ARTICLE IV

                            PAYMENT OF SEVERANCE PAY

                  SECTION 4.1. QUALIFICATION FOR SEVERANCE PAY. An Eligible
Employee who experiences a Termination shall receive Severance Pay, notice and outplacement support as provided in Section 4.2 or 4.3, whichever applies.

                  SECTION 4.2. SEVERANCE PAY FOR ELIGIBLE EMPLOYEES WITH LESS
THAN FIVE YEARS OF SERVICE. Any Eligible Employee who is credited with less than five Years of Service and who experiences a Termination shall receive Severance
Pay in the amount of 16 weeks of his Weekly Compensation; provided, however, that any president or vice-president of an Employer who is an Eligible Employee who experiences a Termination shall receive Severance Pay in an amount no less than 26 weeks of his Weekly Compensation. Any such Eligible Employee shall be notified of his Termination at least four weeks in advance of his termination date and shall be eligible for outplacement support from his Employer or the Company commensurate with the employee's job.

                  SECTION 4.3. SEVERANCE PAY FOR ELIGIBLE EMPLOYEES WITH FIVE OR
MORE YEARS OF SERVICE. Any Eligible Employee who is credited with five or more
Years of Service and who experiences a Termination shall receive Severance Pay in an amount equal to the greater of (i) 20 weeks of his Weekly Compensation and
(ii) the product of his Years of Service and 2 weeks of his Weekly Compensation, up to a maximum amount equal to 52 weeks of his Weekly Compensation; provided, however, that any president or vice-president of an Employer who is an Eligible
Employee who experiences a Termination shall receive Severance Pay in an amount no less than 26 weeks of his Weekly Compensation. Any such Eligible Employee shall be notified of his Termination at least four weeks in advance of his termination date and shall be eligible for outplacement support from his Employer or the Company commensurate with the employee's job.

                  SECTION 4.4. PAYMENT OF SEVERANCE PAY. An Eligible Employee's
Severance Pay will be paid by his Employer or the Company in a lump sum as soon as administratively practicable following the Eligible Employee's Termination.

                  Any Eligible Employee who is on short-term disability leave when he experiences a Termination shall not receive Severance Pay unless and until he has been released to return to active employment by his physician prior to the date he ceases to be eligible for short-term disability, and such Eligible Employee shall forfeit his right to any benefits under this Plan when he begins to receive benefits under the Employer's long-term disability plan.


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                  Severance Pay shall be reduced by withholdings and deductions required under federal, state and local laws and by other applicable reductions.
Severance Pay shall not be reduced by any vacation taken in advance of having been earned or tuition assistance reimbursements received in advance of completion of the class or course of study for which assistance was extended and reimbursement for such amounts shall not be required.

                  SECTION 4.5. RETIREMENT BENEFITS. The payment of Severance Pay to an Eligible Employee under the terms of this Plan shall not affect either (i) such Eligible Employee's right to receive benefits under any retirement plan maintained by an Employer or (ii) the amount of any such benefits determined pursuant to the terms of such retirement plan.


                                    ARTICLE V

                           ADMINISTRATION OF THIS PLAN

                  SECTION 5.1. IN GENERAL. This Plan shall be administered by the Committee, which shall be the "named fiduciary" and "administrator" (as those terms are used in ERISA) of this Plan. The Committee may delegate any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of Severance Pay to a named administrator or administrators.

                  SECTION 5.2. REGULATIONS. The Committee shall promulgate any rules and regulations which it deems necessary in order to carry out the purposes of this Plan or to interpret the terms and conditions of this Plan, provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of this Plan. The rules, regulations and interpretations made by the Committee shall be final and binding on any employee or former employee of an Employer.

                  SECTION 5.3. CLAIMS PROCEDURE. The Committee shall determine the rights of any employee or former employee of an Employer to any Severance
Pay hereunder. The Committee has the sole and absolute power and authority to interpret and apply the provisions of this Plan to a particular circumstance, construe uncertain or disputed terms and make eligibility and benefit determinations (including, without limitation, determining whether a Termination under this Plan has occurred). Any employee or former employee of an Employer who believes that he is entitled to receive Severance Pay under this Plan, including Severance Pay other than that initially determined by the Committee, may file a claim in writing with the Committee. No later than 90 days after the receipt of a claim the Committee shall either allow or deny the claim in writing.

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                  A denial of a claim, in whole or in part, shall be written in a manner calculated to be understood by the claimant and shall include:

                  (a)      the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d)      an explanation of the claim review procedure.

                  A claimant whose claim is denied (or his duly authorized representative) may within 60 days after receipt of denial of his claim:

                  (a) request a review upon written application to the Committee;

                  (b)      review pertinent documents; and

                  (c)      submit issues and comments in writing.

                  The Committee shall notify the claimant of its decision on review within 60 days after receipt of a request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. Notice of the decision on review shall be in writing. The Committee's decision on review shall be final and binding on any employee or former employee of an Employer or any successor in interest of either.


                                   ARTICLE VI

                      AMENDMENT OR TERMINATION OF THIS PLAN

                  SECTION 6.1. RIGHT TO AMEND OR TERMINATE. The Company reserves the right to, and shall by action of its Board of Directors, at any time, without any necessary prior notice to or approval of any employee or former employee, amend or terminate this Plan in any particular manner; provided, however, that no such amendment or termination shall adversely affect the benefits or rights provided, or to be provided, hereunder (determined without regard to any such amendment or termination) to or with respect to an Eligible
Employee in connection with a Termination that occurs on or prior to the later of the date on which such

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amendment or termination is adopted by the Company or the twelve- month anniversary of the Purchase Date.



                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.1. LIMITATION ON RIGHTS. Participation in this Plan shall not give any employee the right to be retained in the service of an Employer or any rights to any benefits whatsoever, except to the extent specifically set forth herein.

                  SECTION 7.2. HEADINGS. Headings of Articles and Sections in this instrument are for convenience only, and do not constitute any part of this Plan.

                  SECTION 7.3. SEVERABILITY. If any provision of this Plan or the rules and regulations made pursuant to this Plan are held to be invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining portions of this Plan.

                  SECTION 7.4. GOVERNING LAW. This Plan shall be construed and enforced in accordance with ERISA and the laws of the State of Illinois to the extent such laws are not preempted by ERISA.

                  SECTION 7.5. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon and inure to the benefit of the Employers and their successors and assigns and shall be binding upon and inure to the benefit of the Eligible
Employees and their legal representatives, heirs and assigns. No rights, obligations or liabilities of an Eligible Employee hereunder shall be assignable, other than by a transfer by an Eligible Employee's will or by the laws of descent and distribution, without the prior written consent of the Company. This Plan shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation.
In the event of any such merger or consolidation, the provisions of this Plan shall be binding upon the surviving or resulting corporation.



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                  IN WITNESS WHEREOF, this Plan has been executed this 8th day of May, 1998.


                                             DEKALB GENETICS CORPORATION



                                             By: /s/ John H. Witmer, Jr.
                                                --------------------------------

                                             Title: Senior Vice President
                                                   -----------------------------





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